Exhibit 3.1

CERTIFICATE OF AMENDMENT

to the

RESTATED CERTIFICATE OF INCORPORATION

of

CONSOL ENERGY INC.

CONSOL Energy Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST:    The name of this corporation is CONSOL Energy Inc. (the “Company”), and that this Company was originally incorporated pursuant to the DGCL under the name of “Consol Inc.” on October 31, 1991. Certificates of Amendment were filed with the Secretary of State of the State of Delaware on December 11, 1991 and on October 26, 1998. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 1998. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 20, 1999 (the “Charter”). A Certificate of Designations was filed with the Secretary of State of the State of Delaware on December 22, 2003.

SECOND:    The Charter is hereby amended by striking out Article FIRST thereof and by substituting in lieu of Article FIRST the following new Article FIRST (the “Amendment”):

FIRST: The name of the corporation (hereinafter called the “Company”) is CNX Resources Corporation.

THIRD:    The Amendment certified herein has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH:    All other provisions of the Certificate of Incorporation shall remain in full force and effect.

FIFTH:    This Certificate of Amendment to the Restated Certificate of Incorporation shall become effective at 5:00 a.m., Eastern Time, on November 28, 2017.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by its authorized officer on this 27th day of November, 2017.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Executive Vice President and Chief Administrative Officer

[Signature page to Certificate of Amendment to Restated Certificate of Incorporation]